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                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the CORE, INC. 1991 Stock Option Plan, as amended, Core Management, Inc. Employee Stock Option Plan and Other Stock Options of CORE, INC., of our report dated February 19, 1998 (except for Note 15, as to which the date is March 17, 1998), with respect to the consolidated financial statements and schedule of CORE, INC. included in its annual report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP


Boston, Massachusetts
May 14, 1998